EXHIBIT 10.4

                         OPINION AND CONSENT OF COUNSEL

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                                        July 15, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

       This undersigned serves as Counsel to Phoenix Duff & Phelps
Corporation, a controlling interest of which is held by Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life"). Shares of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Fund") are issued by Phoenix Home Life and certain of its affiliates through one or more designated separate accounts thereof. In my capacity as such, I have represented these entities in connection with the preparation and filing of Post-Effective Amendment No. 22 to the Fund's Registration Statement on Form N-1A under which shares of the Fund have been registered (the "Registration Statement"). I am admitted to practice law in the State of Connecticut and am familiar with Massachusetts law applicable to this entity.

       This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of shares of beneficial interest of the Research Enhanced Index Series ("Shares") of the Fund pursuant to the Registration Statement.

       In rendering my opinion, I have examined such documents, records, and matters of law as I deemed necessary for purposes of this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certificates delivered to me and the correctness of all written or oral statements made to me.

       Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by the Fund, when sold consistent with the terms of purchase set forth in the Registration Statement, will be legally issued, fully paid, and nonassessable.

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Securities and Exchange Commission
July 15, 1997
Page 2



       My opinion is rendered solely in connection with the Registration Statement and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

                              Yours truly,



                              /s/ Thomas N. Steenburg
                              -------------------------------
                              Thomas N. Steenburg